SCHEDULE 14A
                               (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant                          X
                                                  -------

   Filed by a Party other than the Registrant     -------

   Check the appropriate box:

        Preliminary Proxy Statement
   -----
        Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   -----
    X   Definitive Proxy Statement
   -----
        Definitive Additional Materials
   -----
        Soliciting Material Pursuant to Rule 14a-12
   -----

                     FIRST MID-ILLINOIS BANCSHARES, INC.
              (Name of Registrant as Specified in its Charter)

                     FIRST MID-ILLINOIS BANCSHARES, INC.
                 (Name of Person(s) Filing Proxy Statement)

   Payment of filing fee (check the appropriate box):

    X   No fee required.
   -----
        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
        and 0-11.
   -----

        (1) Title of each class of securities to which transaction applies:
        (2)  Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        (4)  Proposed maximum aggregate value of transaction:
        (5)  Total fee paid:

        Fee paid previously with preliminary materials.
   -----


         Check box if any part of the fee is offset as provided by ----- Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:


                 [FIRST MID-ILLINOIS BANCSHARES, INC. LOGO]


                               April 13, 2001


   Dear Fellow Stockholder:

        On behalf of the Board of Directors and management of First Mid-Illinois Bancshares, Inc., I cordially invite you to attend the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. to be held at 4:00 p.m. on May 23, 2001, in the lobby of First Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois.

        The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the meeting. We have also enclosed a copy of the Company's 2000 Report to the Owners and its Annual Report on Form 10-K for the recently completed fiscal year. At the meeting, we will report on Company operations and the outlook for the year ahead. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company's independent auditors, will be present to respond to any appropriate questions stockholders may have.

        I encourage you to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, HOWEVER, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting. If you have any questions concerning these matters, please do not hesitate to contact me at (217) 258-0415 or Christie Burich, Manager of Shareholder Services, at (217) 258-0493. We look forward with pleasure to seeing and visiting with you at the meeting.

                                 Very truly yours,

                                 FIRST MID-ILLINOIS BANCSHARES, INC.

                                 /s/ William S. Rowland

                                 William S. Rowland
                                 Chairman and Chief Executive Officer


                 [FIRST MID-ILLINOIS BANCSHARES, INC. LOGO]

                                  NOTICE OF
                       ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 23, 2001

                     FIRST MID-ILLINOIS BANCSHARES, INC.
                    1515 Charleston Avenue, P.O. Box 499
                           Mattoon, Illinois 61938
                               (217) 258-0493

   NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. will be held in the lobby of First Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois, on Wednesday, May 23, 2001, at 4:00 p.m., local time.

   The meeting is for the purpose of considering and acting upon:

   1.   The election of three directors of the Company; and

   2. Such other matters as may properly come before the meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of the stockholders entitled to vote at the meeting and any adjournments thereof.

   You are requested to complete and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed return envelope.

   BY ORDER OF THE BOARD OF DIRECTORS

   /s/ William S. Rowland

   William S. Rowland
   Chairman and Chief Executive Officer

   Mattoon, Illinois
   April 13, 2001


                 [FIRST MID-ILLINOIS BANCSHARES, INC. LOGO]

                               Proxy Statement


   ______________________________________________________________________

                             GENERAL INFORMATION
   ______________________________________________________________________


        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Mid-Illinois Bancshares, Inc. to be voted at the Annual Meeting of Stockholders to be held in the lobby of First Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois, on Wednesday, May 23, 2001, at 4:00 p.m., local time. The Board of Directors would like to have all stockholders represented at the meeting. Please sign and return your proxy card in the enclosed return envelope.

        The accompanying Notice of Annual Meeting, this Proxy Statement and the proxy card are first being mailed to stockholders on or about April 13, 2001. The Company's Annual Report on Form 10-K for the recently completed fiscal year, which includes consolidated financial statements of the Company, is also enclosed.

        The Company is a diversified financial services company which serves the financial needs of central Illinois. The Company owns all the outstanding capital stock of First Mid-Illinois Bank & Trust, N.A., a national banking association with offices in Mattoon, Charleston, Effingham, Altamont, Neoga, Sullivan, Arcola, Taylorville, Tuscola, Monticello, Deland, Urbana, and Decatur, Illinois, and Mid-Illinois Data Services, Inc., a data processing company (Data Services").

        Only holders of record of the Company's Common Stock at the close of business on April 2, 2001 (the "Record Date") will be entitled to vote at the annual meeting or any adjournments or postponements of such meeting. On the Record Date, the Company had 2,251,295 shares of Common Stock issued and outstanding. In the election of directors, and for any other matters to be voted upon at the annual meeting, each issued and outstanding share of Common Stock is entitled to one vote.

        Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. A stockholder who has executed a proxy has the power to revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company at 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938, by executing and delivering a subsequently dated proxy, or by attending the annual meeting and voting in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW.

   A quorum of stockholders is necessary to take action at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock of the Company entitled to vote at the meeting will constitute a quorum. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of election appointed for the meeting and will be counted as present for purposes of determining whether a quorum is present. The inspector of election will treat broker non-votes as present and entitled to vote for purposes of determining whether a quorum is present. "Broker non-votes" refers to a broker or other nominee holding shares for a beneficial owner not voting on a particular proposal because the broker or other nominee does not have discretionary voting power regarding that item and has not received instructions from the beneficial owner.

        The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Proxies are being solicited principally by mail and by telephone. In addition, directors, officers and regular employees of the Company may solicit proxies personally, by telephone, by fax or by special letter. The Company may also reimburse brokers, nominees and other fiduciaries for their reasonable expenses in forwarding proxy solicitation material to beneficial owners.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The following table sets forth, as of March 1, 2001, the number of shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (who are not also directors), each director nominee of the Company, each director, the "named executive officers" (as defined below) and all director nominees, directors and executive officers of the Company as a group.

                                  AMOUNT AND NATURE
                                          OF
                                      BENEFICIAL       PERCENT OF COMMON
    NAME OF BENEFICIAL OWNER         OWNERSHIP<1>      STOCK OUTSTANDING
    ------------------------      ------------------   -----------------

    PRINCIPAL STOCKHOLDERS:
    Margaret Lumpkin Keon             143,976<2>             6.4%
    21 Windward Road
    Belvedere, California 94920

    Mary Lumpkin Sparks               167,902<3>             7.5%
    2438 Campbell Road, N.W.
    Albuquerque, New Mexico
    87104

    DIRECTOR NOMINEES, DIRECTORS
    AND NAMED EXECUTIVE OFFICERS:

    Charles A. Adams                  150,974<4>           6.7%<16>

    Kenneth R. Diepholz               33,461<5>            1.5%<16>

    Steven L. Grissom                 11,416<6>             *%<16>

    Richard Anthony Lumpkin           460,873<7>           20.5%<16>

    Daniel E. Marvin, Jr.             41,024<8>            1.8%<16>

    Gary W. Melvin                    72,533<9>             3.2%<16>

    Sara Jane Preston                 1,800<10>             *%<16>

    William S. Rowland                17,855<11>             *%<16>

    Ray Anthony Sparks                54,936<12>           2.4%<16>

    Stanley E. Gilliland              12,483<13>             *%<16>

    John W. Hedges                     600<14>              *%<16>

    All directors and executive      859,074<15>           37.7%<17>
    officers as a group
    (15 persons)
   ____________________________

   <1>  Unless otherwise indicated, the nature of beneficial ownership for shares shown in this column is sole voting and investment power. The information contained in this column is based upon information furnished to the Company by the persons named above.

   <2>  The above amount includes 143,976 shares held under the Margaret
        L. Keon Trust, established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984, of which trust Ms. Keon is trustee and beneficiary.

   <3>  The above amount includes 144,508 shares held under the Mary L.
        Sparks Trust, established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984, with respect to which shares Mrs. Sparks has no voting or investment power. The shares held by this trust are also included in the number of shares reported as beneficially owned by Mr. Richard A. Lumpkin in this table. The above amount also includes 22,143 shares held in trust for the benefit of Richard Anthony Lumpkin's adult children for which Mrs. Sparks serves as trustee and of which shares Mrs. Sparks disclaims beneficial ownership.

   <4>  The above amount includes 105,244 shares of Common Stock held by a corporation which Mr. Adams is deemed to control. The above amount also includes 2,160 shares held by Mr. Adams' spouse, over which shares Mr. Adams has no voting and investment power, and options to purchase 1,000 shares of Common Stock. The above amount does not include 1,699 shares held by adult children of Mr. Adams.

   <5>  The above amount includes options to purchase 2,500 shares of
        Common Stock.

   <6>  The above amount represents shares held by Mr. Grissom and his spouse, over which Mr. Grissom has shared voting and investment power. The above amount also includes options to purchase 500 shares of Common Stock.

   <7>  The above amount includes 44,718 shares held by The Lumpkin
        Foundation, of which Mr. Lumpkin serves as a director, and of which shares beneficial ownership is disclaimed. The above amount also includes 144,508 shares held under the Richard A. Lumpkin Trust and 144,508 shares held under the Mary Lee Sparks Trust, of which Mr. Lumpkin is trustee. Each such trust has been established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984. The above amount also includes 43,740 shares held by SKL Investment Group, of which Mr. Lumpkin is a voting member. The above amount also includes options to purchase 2,500 shares of Common Stock. The above amount does not include 131,347 shares held by adult children of Mr. Lumpkin and 22,143 shares held in trust for the benefit of Mr. Lumpkin's adult children of which trust Mr. Lumpkin is not a trustee and of which shares beneficial ownership is also disclaimed.

   <8>  The above amount includes 4,327 shares held by Mr. Marvin's spouse, over which shares Mr. Marvin has no voting or investment power and of which Mr. Marvin disclaims beneficial ownership, and 631 shares held by Mr. Marvin's grandchildren, over which Mr. Marvin has shared voting and investment power. The above amount also includes options to purchase 9,750 shares of Common Stock.

   <9>  The above amount includes options to purchase 2,500 shares of
        Common Stock.

   <10> The above amount includes options to purchase 500 shares of
        Common Stock.

   <11> The above amount includes options to purchase 6,875 shares of
        Common Stock.

   <12> The above amount includes 6,008 shares held by Mr. Sparks'
        children, over which Mr. Sparks shares voting and investment power. The above amount also includes 400 shares held by Mr. Sparks' spouse, over which shares Mr. Sparks has no voting or investment power and of which Mr. Sparks disclaims beneficial ownership. The above amount also includes options to purchase 2,500 shares of Common Stock.

   <13> The above amount includes 1,012 shares held by Mr. Gilliland and his spouse, over which Mr. Gilliland has shared voting and investment power. The above amount also includes options to purchase 3,000 shares of Common Stock.

   <14> The above amount includes options to purchase 500 shares of
        Common Stock.

   <15> Includes an aggregate of 32,125 shares obtainable upon the exercise of options.

   <16> Percentage is calculated on a partially diluted basis, assuming only the exercise of stock options by such individual which are exercisable within 60 days.

   <17> Percentage is calculated on a fully diluted basis, assuming the exercise of all stock options which are exercisable within 60 days by individuals included in the above table.

   <*>  Less than 1%.

        As of March 1, 2001, the Bank acted as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own or hold 85,581 shares or 3.8% of the outstanding Common Stock of the Company, over which the Bank has sole voting and investment power with respect to 65,571 shares or 2.9% of the outstanding Common Stock and shared voting and investment power with respect to 20,010 shares or .9% of the outstanding Common Stock.

   ______________________________________________________________________

                     PROPOSAL I - ELECTION OF DIRECTORS
   ______________________________________________________________________


        The directors of the Company are divided into three classes having staggered terms of three years. At the annual meeting, the stockholders will be entitled to elect three Class III directors for a term expiring in 2004. The Board of Directors increased the number of directors from eight to nine, comprised of three directors in each of Class I, Class II and Class III, on July 18, 2000.

        For this year's annual stockholders meeting, the Board of Directors has nominated for election as Class III directors Charles A. Adams, Daniel E. Marvin, Jr. and Ray Anthony Sparks. Messrs. Adams, Marvin and Sparks have served as directors of the Company since 1984, 1982 and 1994, respectively. The three individuals receiving the highest number of votes cast will be elected as directors of the

   Company and will serve as Class III directors for three year terms expiring in 2004. Broker non-votes, because they are not considered votes cast, will not be counted, in the vote totals. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

        The following table sets forth as to each nominee and director continuing in office, his or her name, age, principal occupation and the year he or she first became a director of the Company. Unless otherwise indicated, the principal occupation listed for each person below has been his occupation for the past five years.


                                        AGE AT                                                        YEAR FIRST     YEAR
                                       APRIL 1,                                                         BECAME       TERM
       NAME                              2001     PRINCIPAL OCCUPATION                                 DIRECTOR    EXPIRES
       ----                             -------   --------------------                                 --------     ------
       DIRECTOR NOMINEES

       Charles A. Adams                   59      Director of the Bank (since 1989), of Data             1984        2001
                                                  Services (since 1987) and of the Company;
                                                  President, Howell Paving, Inc.

       Daniel E. Marvin, Jr.              62      Retired; Chairman, President, Chief Executive          1982        2001
                                                  Officer (1983-1999) and Director of the
                                                  Company; Director (since 1980), Chairman (1983-
                                                  1999), President and Chief Executive Officer
                                                  (1983-1997) of the Bank; Director of Data
                                                  Services (1987-1992).

       Ray Anthony Sparks                 44      Director of the Bank (since 1997) and of the           1994        2001
                                                  Company; Director of Data Services (since
                                                  1996); former President of Elasco Agency Sales,
                                                  Inc. and Electrical Laboratories and Sales
                                                  Corporation; private investor.

       DIRECTORS CONTINUING IN OFFICE

       Kenneth R. Diepholz                62      Director of the Bank (since 1984) and of the           1990        2002
                                                  Company; President, Diepholz Chevrolet,
                                                  Oldsmobile, Cadillac and Geo; Owner, D-Co Coin
                                                  Laundry and Diepholz Rentals.

       Steven L. Grissom                  48      Director of the Bank and the Company (since            2000        2002
                                                  2000); Treasurer of Illinois Consolidated
                                                  Telephone Company (since 1989); Administrative
                                                  Officer of SKL Investment Group, LLC (since
                                                  1997).





                                                                6


       Gary W. Melvin                     52      Director of the Bank (since 1984) and of the          1990        2002
                                                  Company; Director of Data Services (since
                                                  1987); Co-Owner, Rural King Stores.


       Richard Anthony Lumpkin            66      Director of the Bank (since 1966) and of the          1982        2003
                                                  Company; former Chairman of the Board of
                                                  Consolidated Communications Inc. (until 1997);
                                                  Director Ameren CIPS (since 1995); Director of
                                                  Illuminet Holdings, Inc. (since 1989); Vice
                                                  Chairman, McLeod USA Inc. (since 1997);
                                                  Chairman, Illinois Consolidated Telephone
                                                  Company (since 1990).

       Sara Jane Preston                  60      Director of the Bank (since 1999) and of the          2000        2003
                                                  Company (since 2000); retired President and CEO
                                                  of Charleston National Bank and its successor
                                                  organizations (Boatmans National Bank and
                                                  NationsBank).

       William S. Rowland                 54      Chairman, President, Chief Executive Officer          1991        2003
                                                  and Director of the Company; Executive Vice
                                                  President (1997-1999), Treasurer and Chief
                                                  Financial Officer (1989-1999) of the Company;
                                                  Director of Data Services (since 1989);
                                                  Director (since 1999), Chairman (since 1999)
                                                  and Executive Vice President (1989-1999) of the
                                                  Bank.



       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
        DIRECTORS ADAMS, MARVIN AND SPARKS FOR A TERM OF THREE YEARS.

   ______________________________________________________________________

              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
   ______________________________________________________________________


        The Board of Directors of the Company has established an audit committee and a compensation committee. These committees are composed entirely of outside directors. The Board has also created other company-wide committees composed of officers of the Company and its subsidiaries. The Company does not maintain any standing nominating committee. The full Board acts on all matters relating to the nomination of individuals for election as directors.

        Members of the audit committee are Messrs. Adams, Diepholz, Grissom, Lumpkin, Melvin and Sparks, and Ms. Preston. The audit committee reports to the Board of Directors and has the responsibility for reviewing and approving internal control procedures, accounting practices and reporting activities of the Company's subsidiaries. The committee also has the responsibility for establishing and maintaining communications between the Board and the independent auditors and regulatory agencies. The audit committee reviews with the independent auditors the scope of their examinations, with particular emphasis on the areas to which either the audit committee or the auditors believe special attention should be directed. It also reviews the examination reports of regulatory agencies and reports to the full Board regarding matters discussed therein. Finally, it oversees the establishment and maintenance of effective controls over the business operations of the Company's subsidiaries. The audit committee met five times in 2000.

        The members of the compensation committee are Messrs. Adams, Diepholz, Grissom, Lumpkin, Marvin, Melvin and Sparks, and Ms.
   Preston.   The compensation committee reports to the Board of
   Directors and has responsibility for all matters related to compensation of executive officers of the Company, including review and approval of base salaries, conducting a review of salaries of executive officers compared to other financial services holding companies in the region, fringe benefits, including modification of the retirement plan, and incentive compensation. The compensation committee met two times in 2000.

        A total of 14 regularly scheduled and special meetings were held by the Board of Directors of the Company during 2000. During 2000, all directors attended at least 75 percent of the meetings of the Board and the committees on which they served.

   ______________________________________________________________________

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
   ______________________________________________________________________


        The members of the audit committee of the Company during the fiscal year ended December 31, 2000 were Messrs. Adams (Chairman), Diepholz, Grissom, Lumpkin, Melvin and Sparks, and Ms. Preston.

        The audit committee acts pursuant to a written charter that was adopted by the Board of Directors on January 23, 2001. A copy of this Audit Committee Charter is attached as Appendix A to this Proxy Statement.

        The audit committee reviewed and discussed with management the Company's audited financial statements as of and for fiscal year ended December 31, 2000.

        The audit committee also discussed with the independent auditors, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        The audit committee reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1,
   Independence Discussions with Audit Committees, as amended, and discussed with KPMG LLP the independence of that firm.

        Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

        In addition, the audit committee considered whether the provision of services by KPMG LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000 were compatible with maintaining the independence of KPMG LLP.

        This audit committee report is submitted by the audit committee of the Board of Directors:

                                      Charles A. Adams, Chairman
                                      Kenneth R. Diepholz
                                      Steven L. Grissom
                                      Richard Anthony Lumpkin
                                      Gary W. Melvin
                                      Sara Jane Preston
                                      Ray Anthony Sparks


   ______________________________________________________________________

                        FEES OF INDEPENDENT AUDITORS
   ______________________________________________________________________


        AUDIT FEES. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for said fiscal year were $83,900.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No professional services were rendered or fees billed by KPMG LLP for financial information systems design and implementation for the fiscal year ended December 31, 2000.

        ALL OTHER FEES. The aggregate fees billed for professional services rendered by KPMG LLP other than audit fees and financial information system design and implementation fees for the fiscal year ended December 31, 2000 were $30,900.

   ______________________________________________________________________

                           EXECUTIVE COMPENSATION
   ______________________________________________________________________


        SUMMARY COMPENSATION INFORMATION. The following table summarizes compensation for services to the Company and the Company's subsidiaries for the years ended December 31, 2000, 1999 and 1998 paid to or earned by any person serving as the Chief Executive Officer of the Company, and the two other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000, for the year ended December 31, 2000. These individuals are sometimes herein referred to as the "named executive officers."


                                                                                            SECURITIES         ALL OTHER
       NAME AND                                                       ANNUAL                UNDERLYING          COMPEN-
       PRINCIPAL POSITION                           YEAR         COMPENSATION<(1)>          OPTIONS (#)           SATION
       ------------------                           ----         -----------------          -----------        ----------
                                                              SALARY<2>       BONUS
                                                               --------       -----
       William S. Rowland, Chairman, President      2000     $   155,000   $   46,330          2,500          $ 15,552<4>
       and Chief Executive Officer of the           1999     $   138,662   $    --<3>          5,000<3>       $ 15,527<4>
       Company                                      1998     $   110,000   $   21,828          2,000          $ 13,785<4>

       John W. Hedges, Executive Vice               2000     $   116,200   $   29,686          1,500          $  7,279<5>
       President of the Company                     1999     $    26,654   $    5,115          2,000          $    --
                                                    1998     $      --     $      --            --            $    --

       Stanley E. Gilliland, Vice President of      2000     $   108,060   $   22,724          1,500          $  7,438<5>
       the Company                                  1999     $   103,000   $   15,903          1,000          $  6,977<5>
                                                    1998     $    96,000   $   13,286          1,000          $  6,676<5>

   ____________________________

   (1) None of the named executive officers received any perquisites or other personal benefits, securities, or property in an amount exceeding 10% of his salary and bonus during 2000, 1999 and 1998.

   (2)  Includes deferred amounts.

   (3) In lieu of a cash bonus in 1999, Mr. Rowland was awarded in January 2000 options to purchase 3,000 shares of Common Stock, in addition to the options to purchase 2,500 shares of Common Stock awarded in December 1999. See discussion below under "Compensation Committee Report."

   (4) Represents the Company's contributions to its retirement plan for 2000, 1999 and 1998 of $9,654, $9,629 and $7,887, respectively, and an annual premium payment for an insurance policy purchased to fund a supplemental retirement and death benefit for Mr. Rowland in the amount of $5,898 for each year.

   (5)  Represents the Company's contributions to its retirement plan.

        The following table sets forth information regarding individual grants of stock options made for 2000 to the named executive officers.


                                     NUMBER OF       PERCENT OF
                                    SECURITIES      TOTAL OPTIONS                              POTENTIAL REALIZABLE VALUE
                                    UNDERLYING       GRANTED TO       EXERCISE     EXPIR-        AT ASSUMED ANNUAL RATES
                                      OPTIONS       EMPLOYEES IN       PRICE        ATION       OF STOCK PRICE APPRECIA-
       NAME                       GRANTED (#)<1>     FISCAL YEAR     PER SHARE      DATE          TION FOR OPTION TERM
       ----                       --------------   --------------   ----------     ------    ---------------------------
                                                                                                   5%              10%
                                                                                                 ------          -------
       William S. Rowland              2,500             16%          $ 28.25     12/18/10      $ 44,425       $ 112,550
       John W. Hedges                  1,500             10%          $ 28.25     12/18/10      $ 26,655       $  67,530
       Stanley E. Gilliland            1,500             10%          $ 28.25     12/18/10      $ 26,655       $  67,530

       _________________________

       <1>   The options become exercisable with respect to 25% of the
             shares covered thereby on each of the first four anniversaries of the date of grant.

        The following table sets forth information regarding the year-end values of unexercised stock options held by the named executive officers.


                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                 STOCK OPTIONS AT FISCAL          STOCK OPTIONS AT
                                                                      YEAR END (#)               FISCAL YEAR END<1>
                                                              -----------------------------  ---------------------------
                                  SHARES
                                 ACQUIRED           VALUE
     NAME                     ON EXERCISE (#)     REALIZED     EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
     ----                     ---------------     --------     -----------     -------------   -----------   -------------
     William S. Rowland             --               --            6,875            9,125        $(9,344)      $(30,531)
     John W. Hedges                 --               --              500            3,000        $(3,125)       $(9,375)
     Stanley E. Gilliland           --               --            3,000            3,500        $(1,938)       $(7,063)


     ________________________

     (1) This amount represents the difference between the market value of one share of the Company's Common Stock on December 31, 2000 ($28.25) and the option exercise price times the total number of shares subject to exercisable or unexercisable options.

        EMPLOYMENT AGREEMENTS. In June 1999, following his appointment as Chairman, President and Chief Executive Officer of the Company, the Company entered into a new employment agreement with William S. Rowland. The employment agreement generally provides for an initial base salary, which may be increased but not decreased, and a bonus of up to 35% of base salary, as well as other benefits under the agreement. The agreement has an initial term of three years, which may be extended upon mutual agreement. In the event of termination of Mr. Rowland's employment by the Company without cause, the Company will be obligated to pay an amount equal to one year's salary. Under certain circumstances, if Mr. Rowland's employment discontinues following a change in control of the Company, the successor to the Company is obligated, among other things, to make a lump sum payment in an amount equal to two years' base salary. The employment agreement includes a covenant which limits the ability of Mr. Rowland to compete with the Bank for a period of two years following the termination of his employment. The Company has also entered into a similar agreement with John W. Hedges, who became the Bank's President in October 1999.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The members of the compensation committee of the Board of Directors of the Company for the fiscal year ended December 31, 2000 were Messrs. Adams (Chairman), Diepholz, Grissom, Lumpkin, Melvin, Marvin and Sparks, and Ms. Preston. Other than Mr. Marvin, the former Chairman, President and Chief Executive Officer of the Company, no other member of the compensation committee is a former or current officer or employee of the Company or its subsidiaries.

        COMPENSATION COMMITTEE REPORT. It is the compensation committee's responsibility to evaluate the performance of management, review total management compensation levels and consider management succession and other related matters. The committee reviews and approves in detail all aspects of compensation for the nine highest paid officers within the Company and uses state, regional and national salary studies to ascertain existing market conditions for personnel.

        The compensation philosophy of the Company is that executive compensation be linked to the interests of the Company's shareholders and that a portion of the annual compensation of each officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, a portion of each executive officer's annual compensation is based upon the officer's performance, the performance of the operating unit for which the officer has primary responsibility and the performance of the Company as a whole. In 1993, the formulas for measuring performance and awarding bonuses were refined and improved so as to more objectively link financial and individual performance with bonus amounts.

        During 2000, the Company's net income amounted to $5,660,000, a $428,000 or 8.2% improvement from 1999's level. In addition, the

   Company's market share increased and various other improvements were made in the Company's operating and administrative functions.
   Accordingly, Messrs. Rowland, Hedges and Gilliland were awarded incentive bonuses of $46,330, $29,686 and $22,724, respectively.

        The relationships between the base salaries and incentive compensation of Messrs. Rowland, Hedges and Gilliland for 2000, 1999 and 1998 were as follows:
                                 INCENTIVE COMPENSATION AS
                                     A % OF BASE SALARY

                                   2000     1999     1998
                                   ----     ----     ----
         William S. Rowland         30%      --%<*>   20%
         John W. Hedges             26%      19%      --%
         Stanley E. Gilliland       21%      15%      14%


                * In lieu of a cash bonus, Mr. Rowland
                  was awarded 3,000 additional options.

        This compensation committee report is submitted by the compensation committee of the Board of Directors:

                                      Kenneth R. Diepholz, Chairman
                                      Charles A. Adams
                                      Steven L. Grissom
                                      Richard Anthony Lumpkin
                                      Daniel E. Marvin, Jr.
                                      Gary W. Melvin
                                      Sara Jane Preston
                                      Ray Anthony Sparks


   ---------------------------------------------------------------------
                    COMMON STOCK PRICE PERFORMANCE GRAPH
   ---------------------------------------------------------------------

        The following Common Stock price performance graph compares the cumulative total stockholder return on a $100 investment in the Company's Common Stock to the cumulative total return of the S & P 500 Index and the Nasdaq Bank Stock Index for the period December 31, 1995 through December 31, 2000. The amounts shown assume the reinvestment of dividends.


                              [graphic omitted]


                                               12/31/95     12/31/96     12/31/97     12/31/98      12/31/99     12/31/00
                                               --------     --------     --------     --------      --------     --------
       First Mid-Illinois Bancshares, Inc.      $100.00      $122.05      $194.07      $191.07       $196.53      $166.04
       S & P 500                                $100.00      $122.96      $163.98      $210.84       $255.22      $231.98
       NASDAQ Bank Stocks                       $100.00      $132.04      $221.06      $219.64       $211.14      $241.08


   ______________________________________________________________________

                           DIRECTORS' COMPENSATION
   ______________________________________________________________________


        Directors of the Company received a $2,000 quarterly retainer for serving on the Board of Directors in 2000. Directors who are not employees of the Company also were granted in 2000 options to purchase 500 shares of the Company's Common Stock at an exercise price of $28.25 per share. Such options have terms of ten years and became exercisable on their date of grant. Additionally, the Company provides retirement pension benefits to non-employee directors who have attained the age of 70 and who have served as a director for a minimum of ten years upon retirement. The pension is equal to 75% of the compensation received by the director from the Company in the year before retirement. Directors who are not employees of the Company also receive health insurance.


   ______________________________________________________________________

                        TRANSACTIONS WITH MANAGEMENT
   ______________________________________________________________________


        Directors and officers of the Company and its subsidiaries and their associates, were customers of and had transactions with the Company and its subsidiaries during 2000. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time or comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

        McLeod USA Inc., of which Richard A. Lumpkin is Vice Chairman and a significant shareholder, provides certain telecommunication services to the Company on an ongoing basis.

   ______________________________________________________________________

         NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS OF DIRECTORS
   ______________________________________________________________________


        Any stockholder wishing to nominate an individual for election as a director must comply with certain provisions in the Company's Certificate of Incorporation. The Company's Certificate of Incorporation establishes an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors. Generally, such notice must be delivered to or mailed to and received by the Secretary of the Company not fewer than 14 days nor more than 60 days before any meeting at which directors are to be elected. The stockholder must also comply with certain other provisions set forth in the Company's Certificate of Incorporation relating to the nomination of an individual for election as a director. For a copy of the Company's Certificate of Incorporation, which includes the provisions relating to the nomination of an individual for election as a director, an interested stockholder should contact the Secretary of the Company at 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938.


   ______________________________________________________________________

                       INDEPENDENT PUBLIC ACCOUNTANTS
   ______________________________________________________________________


        The Board of Directors has selected KPMG LLP, independent certified public accountants, to serve as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2001. KPMG LLP has served as the Company's independent auditors since 1992. A representative from KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.


   ______________________________________________________________________

            INCLUSION OF STOCKHOLDER PROPOSALS IN PROXY MATERIALS
   ______________________________________________________________________


        In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938, no later than December 14, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.


   ______________________________________________________________________

                                OTHER MATTERS
   ______________________________________________________________________


        The Board of Directors of the Company does not intend to present any other matters for action at the annual meeting, and the Board has not been informed that other persons intend to present any other matters for action at the annual meeting. However, if any other matters should properly come before the annual meeting, the persons named in the accompanying proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the Board of Directors of the Company.

   ______________________________________________________________________

           SECTION 16 - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
   ______________________________________________________________________


        Based solely upon its review of reports on Forms 3, 4 or 5 and any amendments furnished to the Company under Section 16 of the Securities Exchange Act of 1934, and written representations from the executive officers and directors that no other reports were required, the Company believes that all of these Forms were filed on a timely basis by reporting persons during the fiscal year ended December 31, 2000.

                                 Appendix A

                     FIRST MID-ILLINOIS BANCSHARES, INC.
                               (the "Company")
          Charter of the Audit Committee of the Board of Directors
                         As adopted January 23, 2001

   I.   Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in monitoring (1) the integrity of the Company's financial reporting process and internal controls system, (2) the Company's compliance with legal and regulatory requirements, and (3) the independence and performance of the Company's independent auditors and internal audit department.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors and anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

   II.  Audit Committee Composition and Meetings

        All members of the Audit Committee shall be independent of management of the Company in accordance with the requirements of the New York Stock Exchange ("NYSE") and the Federal Deposit Insurance Corporation Improvement Act of 1991 and the regulations relating thereto (collectively, "FDICIA"), each as applicable.

        The NYSE listing standards require that the Audit Committee consist of at least three directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management of the Company.[1]

        Under the FDICIA requirements, the Board of Directors needs to determine whether a director is independent of management.[2]

        In addition, all members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. Audit Committee members shall be appointed by the Board of Directors as determined by qualification with the foregoing independence standards. If the Audit Committee Chairman is not present at a meeting, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

        The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee should meet privately at least annually with management, the head of the internal audit department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. The Audit Committee shall make regular reports to the Board of Directors. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. In addition, the Audit Committee, or at least its Chairman, shall communicate with management and the independent auditors quarterly to review significant findings based upon the independent auditors' limited review procedures.

   III. Audit Committee Responsibilities and Duties

        The Audit Committee shall perform the following functions for the
        Company:

        * Review and reassess the adequacy of this Charter at least annually and submit any changes to the full Board of Directors for approval.

        * Review the Company's annual audited financial statements prior to filing or distribution and discuss with management and independent auditors significant issues regarding accounting principles, practices and judgments.

        * Review with management and the independent auditors their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls over financial reporting, including the prevention or detection of management override or compromise of the internal control system.[3]

        * Review with management and the independent auditors compliance with those laws and regulations with respect to which management and the independent auditors are required to report.[4]

        * Discuss with management the selection, evaluation, and termination of the independent auditors and any significant disagreements between the independent auditors and management.[5] The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

        * Approve the fees and other significant compensation to be paid to the independent auditors.

        * Review and discuss with the independent auditors on an annual basis all significant relationships they have with the Company that could impair the auditors' independence and secure from the independent auditors written disclosure about these relationships.

        * Review with management and the independent auditors the scope of services required by the annual audit, significant accounting policies, and audit conclusions regarding significant accounting estimates.[6]

        * Review the charter and budget of the internal audit department on at least an annual basis.

        * Review the audit schedule, changes, and activities of the internal audit department on a quarterly basis.

        * Review the organizational structure and qualifications of the internal audit department as needed.

        * Review the appointment, performance, and replacement of the head of the internal audit department.

        * Review all reports prepared by the internal audit department together with management's response and follow-ups to these reports. Maintain minutes of the meetings and report findings to the Board of Directors.

        * Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company.


   <1> NYSE Listed Company Manual 303.01(B)(2)(a) and 303.01(B)(3).

   <2> 12 U.S.C. Section 1831m(g)(1)(A); 12 C.F.R. 363.5(a) and Appendix A.

   <3> 12 U.S.C. Section 1831m(g)(1)(B); 12 C.F.R. 363.5(a) and Appendix A.

   <4> Id.
       --
   <5> Id.
       --
   <6> Id.
       --

   PROXY               FIRST MID-ILLINOIS BANCSHARES, INC.          PROXY

                PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 23, 2001

        The undersigned hereby appoints Stanley E. Gilliland, John W. Hedges and Robert J. Swift, Jr., or any of them acting in the absence of the others, with power of substitution, as attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present and voting at the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc., to be held in the lobby of the First Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois, on May 23, 2001, at 4:00 p.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse and, in their discretion, upon such other business as may come before the meeting.

        NEW ADDRESS:__________________
        _____________________________
        _____________________________

             (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)



                   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
   Election as directors of all of the nominees      For    Withhold    For     1.   In their discretion, on such other
   listed below                                      All      All      Except        matters that may properly come
   NOMINEES: 01 - Charles A. Adams                                                   before the meeting and any
             02 - Daniel E. Marvin, Jr.                                              subsequent adjournments thereof.
             03 - Ray Anthony Sparks                  O        O         O
                                                                                Check here if you plan to attend the
   INSTRUCTION: To withhold authority to vote                                   meeting:  O
   for any individual nominee, mark "For All
   Except" and write that nominee's name on the                                 The Board of Directors recommends a vote
   line below:                                                                  FOR all the nominees.
   _________________________________
                                                                                THIS PROXY WILL BE VOTED IN ACCORDANCE
                                                                                WITH SPECIFICATION MADE.  IF NO CHOICE IS
                                                                                INDICATED, THIS PROXY WILL BE VOTED FOR
                                                                                THE ELECTION OF ALL NOMINEES LISTED
                                                                                HEREON.

                                                                                Dated: _____________________________,2001

                                                                                Signature(s):___________________________

                                                                                _______________________________________

                                                                                Note: Please date and sign exactly as
                                                                                your name(s) appears.  For joint
                                                                                accounts, each owner should sign.  When
                                                                                signing as executor, administrator,
                                                                                attorney, trustee or guardian, etc.,
                                                                                please give your full title.

     -------------------------------------------------------------------------------------------------------------------

                                                       FOLD AND DETACH HERE


                                                     YOUR VOTE IS IMPORTANT.

                                      PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                                                   USING THE ENCLOSED ENVELOPE.
